UNITY WIRELESS CORPORATION

PROXY FOR 2003 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of UNITY WIRELESS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual and Special Meeting of Stockholders and Proxy Statement, each dated April ___, 2003, and hereby appoints Mark Godsy and Andrew Chamberlain and each of them, or in the place and stead of the foregoing _______________________________, proxy(ies) and attorney(s)-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual and Special Meeting of Stockholders of UNITY WIRELESS CORPORATION, to be held on Friday, May 23, 2003 at 10:00 A.M., local time at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The persons named in this Instrument of Proxy are directors and/or officers of the Corporation. A STOCKHOLDER WISHING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A STOCKHOLDER, TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDE THEREAFTER IN THIS INSTRUMENT OF PROXY OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

Unity Wireless Corporation Annual and Special Meeting to be held on Friday, May 23, 2003, at 10:00 A.M., local time, for stockholders as of April 21, 2003.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1 through 4
1.	TO VOTE FOR (or if no specification, FOR)	[ ]	TO WITHHOLD VOTE	[ ]

The election of directors: Mark Godsy, Ilan Kenig, Ken Maddison, Robert W. Singer, Doron Nevo, and Casey O'Byrne as set out in the Information Circular for the ensuing year.

OR

______________________________________
TO VOTE FOR [ ] For all nominees except as noted above

2.	TO VOTE FOR (or if no specification, FOR)	[ ]	TO WITHHOLD VOTE	[ ]

To ratify the appointment of KPMG, LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.

3.	TO VOTE FOR (or if no specification, FOR)	[ ]	TO VOTE AGAINST	[ ]

To pass a resolution to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at one of six ratios, which resolution would give our Board of Directors authority to, in its sole discretion, implement the reverse stock split at any time prior to our next annual meeting and our Board of Directors authority to, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting any adjournment thereof.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature: ________________________

Date: ____________________________

Signature if held jointly: ______________

Date: ____________________________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]